Exhibit 10.9

ALPHARX INC.
SECURED PROMISSORY NOTE

C$10,000	August 22, 2011

FOR VALUE RECEIVED, AlphaRx Inc., a Delaware corporation (the “Company”), promises to pay to the order of Rita Sung, its successors and assigns (the “Holder”), at 19/F, Two International Finance Centre , 8 Finance Street, Central, Hong Kong, or at such other place designated at any time by the Holder hereof, in lawful money of the United States of America and in immediately available funds, the principal sum C$10,000 Canadian Dollars, or so much thereof as may be outstanding from time to time, together with interest thereon as set forth herein.

This note (the “Note”) hereby supersedes all prior understandings and agreements including the promissory note by and between the Company and Holder dated July 1, 2011 and releases the Company and Holder from all obligations thereunder.

1. Maturity. The entire outstanding principal balance of this Note, together with all accrued and unpaid interest thereon accruing from July 1, 2011 (the “Outstanding Balance”), shall be due and payable on December 31, 2013 (the “Maturity Date”).

2. Interest. This Note shall bear interest on the outstanding principal amount at the rate of 12% per annum simple interest (or if this rate exceeds the maximum rate permissible by law, the maximum rate permissible) until the Note is paid in full. Principal and Interest on this Note may be prepaid at any time, without penalty.

3. Security Interest. This Note is secured by all of the assets of the Company pursuant to the terms of the Security Agreement attached hereto as Exhibit A (the “Security Agreement”). The payment of this Note shall rank equal in right of payment to each of the other Notes.

4. Subordination. Holder shall, from time to time, at the request of the Company, subordinate the portion of the security interest securing repayment of this Note (and all Notes) covering accounts receivable only to any accounts receivable or equipment based financing obtained by the Company from any bank or other lender.

5. Events of Default and Acceleration. Any part or all of the then Outstanding Balance shall become immediately due and payable upon the occurrence of an Event of Default unless such Event of Default is cured within 30 days of written notice from the Company thereof the occurrence of any of the following events of default (each an “Event of Default”):

(a) the Company fails to make the payment of principal or interest of the Note when the same becomes due and payable; or

(b) the Company materially breaches any term of this Note or Security Agreement attached hereto as Exhibit A; or

(c) the Company shall generally fail to pay, or admit in writing its inability to pay, its debts as they become due; or

(d) the Company shall cease or materially diminish its operation, or apply for, consent to, or acquiesce in the appointment of a trustee, receiver or other custodian for itself or any of its property, or make a general assignment composition, or similar device for the benefit of its creditors; or a trustee, receiver or other custodian shall otherwise be appointed for the Company or any of its assets; an attachment or receivership of assets or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding shall be commenced by or against the Company; or the Company shall take any corporate action to authorize, or in furtherance of, any of the foregoing.

6. Attorneys’ Fees. If the principal and interest on this Note is not paid when due, whether or not collection is initiated by the prosecution of any suit, or by any other judicial proceeding, or this Note is placed in the hands of an attorney for collection, the Company shall pay, in addition to all other amounts owing hereunder, all costs expenses and fees, including reasonable hourly attorneys’ fees, incurred by the Holder in connection therewith.

7. Waiver and Consent. The Company hereby waives presentment for payment, notice of nonpayment, protest, notice of protest and all other notices, filing of suit and diligence in collecting the amounts due under this Note and agrees that the Holder shall not be required first to initiate any suit or exhaust its remedies against any other person or parties in order to enforce payment of this Note.

8. Governing Law. This Note shall be governed by and construed in accordance with the laws of Delaware, without regard to conflict of laws provisions.

9. Miscellaneous Provisions. This Note shall be binding on the successors and assigns of the Company and inure to the benefit of the Holder, its successors, endorsees and assigns. Wherever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note. This Note may be changed only by an agreement in writing signed by the Company and the Holder.

IN WITNESS WHEREOF the undersigned have executed this Note effective as of the date first above written.

COMPANY:
ALPHARX INC.

By:  /s/ Michael Lee
Name: Michael Lee
Its: President & CEO